Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal

First Quarter 2016

Non-GAAP Net Revenue Grew 142% to $366.4 Million

Non-GAAP Net Revenue from Digitally-Delivered Content Grew 139% to $254.0 Million

Non-GAAP Net Income Increased to $0.31 Per Diluted Share

New York, NY – August 10, 2015 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong financial results for fiscal first quarter 2016, ended June 30, 2015. In addition, the Company reiterated its financial outlook for the fiscal year ending March 31, 2016, and provided its initial financial outlook for the fiscal second quarter 2016, ending September 30, 2015.

GAAP Financial Results

For fiscal first quarter 2016, GAAP net revenue grew 119% to $275.3 million, as compared to $125.4 million for fiscal first quarter 2015. GAAP net loss was $67.0 million, or $0.81 per diluted share, as compared to $35.4 million, or $0.45 per diluted share, for the year-ago period. GAAP results for fiscal first quarter 2016 reflect the deferral of net revenue and cost of goods sold related to sell-in of certain titles during the quarter.

During fiscal first quarter 2016, the Company’s cash and short-term investments balance increased to $1.191 billion as of June 30, 2015, up from $1.098 billion as of March 31, 2015.

Non-GAAP Financial Results

For fiscal first quarter 2016, Non-GAAP net revenue grew 142% to $366.4 million, as compared to $151.6 million for the year-ago period. Non-GAAP net income increased to $34.2 million, or $0.31 per diluted share, as compared to Non-GAAP net loss of $11.2 million, or $0.14 per diluted share, for the year-ago period.

The largest contributors to Non-GAAP net revenue in fiscal first quarter 2016 were Grand Theft Auto® V and Grand Theft Auto Online, NBA® 2K15, Borderlands®: The Handsome Collection and WWE® 2K15. Non-GAAP net revenue from digitally-delivered content grew 139% year-over-year to $254.0 million. The largest contributors to Non-GAAP net revenue from digitally-delivered content were the Grand Theft Auto, NBA 2K, Borderlands and WWE 2K series, and Evolve™. Revenue from recurrent consumer spending (virtual currency, downloadable add-on content and online games) grew 47% year-over-year and accounted for 36% of Non-GAAP net revenue from digitally-delivered content, or 25% of total Non-GAAP net revenue. Catalog sales accounted for $67.5 million of Non-GAAP net revenue led by the Grand Theft Auto and Borderlands series.

Management Comments

“Our business continued its positive momentum during the fiscal first quarter, enabling Take-Two to deliver significant growth in revenue, Non-GAAP earnings and cash flow,” said Strauss Zelnick, Chairman and CEO of Take-Two. “These results were driven by strong consumer demand for Grand Theft Auto V, NBA 2K15 and an array of other titles, along with better-than-expected growth in recurrent consumer spending.

“Fiscal 2016 is off to a solid start and promises to be another year of meaningful Non-GAAP profits for our organization. We have a robust development pipeline and are well-positioned to generate revenue growth and margin expansion in future years, and returns for our shareholders over the long-term.”

Business and Product Highlights

Since April 1, 2015:

Rockstar Games:

•	Launched Grand Theft Auto V and Grand Theft Auto Online for PC. Grand Theft Auto V has now sold-in over 54 million units across PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC.
•	Released new free content updates for Grand Theft Auto Online, including The Ill-Gotten Gains Updates Part One and Part Two for all five platforms.

2K:

•	Brought WWE simulation video gaming to the PC and mobile platforms for the first time ever with the release of WWE 2K15 for PC and WWE 2K for iOS and Android.
•	Announced that NBA 2K16, the next iteration of our top-rated NBA video game simulation series*, will define the ultimate intersection of sports and pop culture with three unique game covers from NBA All-Stars Stephen Curry, James Harden and Anthony Davis, as well as feature an all-new MyCAREER mode written and directed by acclaimed filmmaker Spike Lee. NBA 2K16 is planned for launch on September 29, 2015 on the PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC.
•	Announced that WWE Hall of Famer Stone Cold Steve Austin® will be the cover Superstar for WWE 2K16. In addition, action movie icon Arnold Schwarzenegger will make his series debut, and consumers who pre-order the game from participating retailers will receive two playable characters based on his famous film roles from The Terminator and Terminator 2: Judgment Day. WWE 2K16 is planned to launch in North America on October 27, 2015, and internationally on October 30, 2015, for Xbox One, Xbox 360, PlayStation 4 and PlayStation 3.
•	Announced that XCOM® 2, the sequel to the Game of the Year award-winning strategy title XCOM: Enemy Unknown, is currently in development at 2K’s Firaxis Games studio for PC. XCOM 2 is planned for release in November 2015.
•	Announced that Sid Meier’s Civilization: Beyond Earth – Rising Tide, an expansion pack for the popular PC title from Firaxis Games, is planned for release in fall 2015.
•	Announced that Battleborn™, which is currently in development for PlayStation 4, Xbox One and PC by the creators of Borderlands at Gearbox Software, is planned for release on February 9, 2016.
•	Announced that Mafia® III, the next installment in 2K’s successful organized crime franchise, is currently in development for Xbox One, PlayStation 4 and PC at Hangar 13, 2K’s new development studio. Mafia III is planned for release during calendar 2016 (fiscal year 2017).

*According to Gamerankings.com.

Financial Outlook for Fiscal 2016

Take-Two is providing its initial financial outlook for the fiscal second quarter ending September 30, 2015, and reiterating its financial outlook for the fiscal year ending March 31, 2016 as follows:

	Second Quarter Ending 9/30/2015	Fiscal Year Ending 3/31/2016
Non-GAAP net revenue	$275 to $325 Million	$1.3 to $1.4 Billion
Non-GAAP net income per diluted share (1)	$0.05 to $0.15	$0.75 to $1.00
GAAP to Non-GAAP Reconciling Items (2):
Net effect from deferral in net revenues and related cost of goods sold	($0.51)	($0.51)
Stock-based compensation expense (3)	$0.11	$0.46
Business reorganization, restructuring and related expenses	$0.00	$0.01
Non-cash amortization of discount on convertible notes	$0.04	$0.15
Non-cash tax expense	$0.00	$0.02

1)	For the fiscal second quarter ending September 30, 2015 and fiscal year ending March 31, 2016, our Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income for the second quarter and fiscal year is adjusted by adding-back $1.4 million and $5.5 million, respectively, related to coupon interest and debt issuance costs, net of tax. Shares used to calculate our Non-GAAP net income per diluted share outlook are as follows:

Weighted average basic shares	84.5 Million	84.5 Million
Add: Weighted average participating shares	4.0 Million	4.0 Million
Add: Potential Dilution from convertible notes	26.5 Million	26.5 Million
Total weighted average diluted shares	115.0 Million	115.0 Million

2)	All GAAP to Non-GAAP reconciling items are net of tax and per share.
3)	The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.1 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2015:

Label	Title	Platforms	Release Date
Rockstar Games	Grand Theft Auto V	PC	April 14, 2015
2K	WWE 2K	iOS and Android Devices	April 16, 2015
2K	WWE 2K15	PC	April 28, 2015
2K	Evolve: Hunting Season 2 (DLC)	Xbox One, PS4, PC	June 24, 2015

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	NBA 2K16	Xbox 360, Xbox One, PS3, PS4, PC, Mobile	September 29, 2015
2K	WWE 2K16	Xbox 360, Xbox One, PS3, PS4	October 27, 2015*
2K	XCOM 2	PC, Mac, Linux	November 2015
2K	Sid Meier’s Civilization Beyond Earth – Rising Tide (expansion pack)	PC	Fall 2015
2K	Battleborn	Xbox One, PS4, PC	February 9, 2016
2K	Mafia III	Xbox One, PS4, PC	Fiscal Year 2017

* North American release date; international release date followed three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance. The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period. Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•	Net effect from deferral in net revenues and related cost of goods sold – the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements. The Company also defers revenue and related costs for certain sales generated from certain titles for which we have or expect to provide certain additional add-on content. These amounts are deferred over the estimated remaining life of the game to which they pertain. As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•	Stock-based compensation – the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•	Business reorganization, restructuring and related expenses – although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non- GAAP financial measures.

•	Non-cash amortization of discount on convertible notes – the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•	Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill – due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended June 30, 2015.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, including the risks summarized in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2015	2014
Net revenue	$275,297	$125,425

Cost of goods sold:
Internal royalties	105,829	8,298
Software development costs and royalties	50,493	20,306
Product costs	39,941	18,592
Licenses	6,352	6,960

Total cost of goods sold	202,615	54,156

Gross profit	72,682	71,269

General and administrative	49,035	39,352
Selling and marketing	45,567	36,846
Research and development	34,142	24,132
Depreciation and amortization	6,575	4,148

Total operating expenses	135,319	104,478

Loss from operations	(62,637)	(33,209)
Interest and other, net	(7,534)	(7,719)

Loss from operations before income taxes	(70,171)	(40,928)
Benefit for income taxes	(3,148)	(5,525)

Net loss	$(67,023)	$(35,403)

Net loss per share:
Basic and diluted net loss per share	$(0.81)	$(0.45)

Diluted net loss per share

Weighted average shares outstanding:
Basic and diluted	82,833	79,369

Computation of Basic and Diluted EPS:
Net loss	$(67,023)	$(35,403)
Weighted average shares outstanding – basic and diluted	82,833	79,369

Basic and diluted loss per share	$(0.81)	$(0.45)

	Three months ended June 30,
OTHER INFORMATION	2015	2014

Geographic revenue mix
United States	52%	52%
International	48%	48%

Platform revenue mix
Console	81%	67%
PC and other	19%	33%

Net revenue by distribution channel:
Digital online	56%	64%
Physical retail and other	44%	36%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2015	2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$815,784	911,120
Short-term investments	375,013	186,929
Restricted cash	229,993	169,678
Accounts receivable, net of allowances of $63,456 and $70,471 at June 30, 2015 and March 31, 2015, respectively	130,915	217,860
Inventory	12,453	20,051
Software development costs and licenses	201,014	163,385
Deferred cost of goods sold	66,041	56,779
Prepaid expenses and other	76,763	55,506

Total current assets	1,907,976	1,781,308

Fixed assets, net	83,089	69,792
Software development costs and licenses, net of current portion	109,406	124,329
Deferred cost of goods sold, net of current portion	15,230	19,869
Goodwill	219,036	217,288
Other intangibles, net	4,737	4,769
Other assets	13,130	13,745

Total assets	$2,352,604	2,231,100

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$29,531	38,789
Accrued expenses and other current liabilities	504,329	444,738
Deferred revenue	572,440	482,733

Total current liabilities	1,106,300	966,260

Long-term debt	481,784	476,057
Non-current deferred revenue	172,727	164,618
Other long-term liabilities	64,954	61,077

Total liabilities	1,825,765	1,668,012

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,570 and 104,594 shares issued and 88,332 and 88,356 outstanding at June 30, 2015 and March 31, 2015, respectively	1,046	1,046
Additional paid-in capital	1,049,910	1,028,197
Treasury stock, at cost (16,238 common shares at June 30, 2015 and March 31, 2015)	(276,836)	(276,836)
Accumulated deficit	(225,718)	(158,695)
Accumulated other comprehensive loss	(21,563)	(30,624)

Total stockholders’ equity	526,839	563,088

Total liabilities and stockholders’ equity	$2,352,604	2,231,100

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended June 30,
	2015	2014
Operating activities:
Net loss	$(67,023)	$(35,403)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	23,590	7,255
Depreciation and amortization	6,575	4,148
Amortization and impairment of intellectual property	32	105
Stock-based compensation	19,086	9,979
Amortization of discount on Convertible Notes	5,727	5,377
Amortization of debt issuance costs	398	431
Other, net	183	134
Changes in assets and liabilities:
Restricted cash	(60,315)	132,002
Accounts receivable	87,198	9,978
Inventory	8,341	6,633
Software development costs and licenses	(43,131)	(42,990)
Prepaid expenses, other current and other non-current assets	(20,693)	(2,622)
Deferred revenue	91,903	26,176
Deferred cost of goods sold	1,243	225
Accounts payable, accrued expenses and other liabilities	52,368	(208,944)

Net cash provided (used) by operating activities	105,482	(87,516)

Investing activities:
Purchase of fixed assets	(18,769)	(8,392)
Purchases of short-term investments	(187,489)	(19,415)

Net cash used in investing activities	(206,258)	(27,807)

Financing activities:
Excess tax benefit from stock-based compensation	8,066	—
Tax payment related to net share settlements on restricted stock awards	(6,541)	—

Net cash provided by financing activities	1,525	—

Effects of foreign exchange rates on cash and cash equivalents	3,915	1,923

Net decrease in cash and cash equivalents	(95,336)	(113,400)
Cash and cash equivalents, beginning of year	911,120	935,400

Cash and cash equivalents, end of period	$815,784	$822,000

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2015	2014
Net Revenues
GAAP Net Revenues	$275,297	$125,425
Net effect from deferral in net revenues	91,095	26,186

Non-GAAP Net Revenues	$366,392	$151,611

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$153,985	$80,201
Net effect from deferral in digital online revenues	99,978	26,186

Non-GAAP Digital Online Revenues	$253,963	$106,387

Gross Profit
GAAP Gross Profit	$72,682	$71,269
Net effect from deferral in net revenues and related cost of goods sold	90,965	15,318
Stock-based compensation	4,694	1,471

Non-GAAP Gross Profit	168,341	$88,058

Income (Loss) from Operations
GAAP Loss from Operations	$(62,637)	$(33,209)
Net effect from deferral in net revenues and related cost of goods sold	90,965	15,318
Stock-based compensation	19,086	9,979
Business reorganization, restructuring and related	1,228	195

Non-GAAP Income (Loss) from Operations	$48,642	$(7,717)

Net Income (Loss)
GAAP Net Loss	$(67,023)	$(35,403)
Net effect from deferral in net revenues and related cost of goods sold	85,164	11,757
Stock-based compensation	11,327	7,659
Business reorganization, restructuring and related	773	156
Non-cash amortization of discount on Convertible Notes	3,603	4,127
Non-cash tax expense	364	473

Non-GAAP Net Income (Loss)	$34,208	$(11,231)

Diluted Earnings (Loss) Per Share
GAAP loss per share	$(0.81)	$(0.45)
Non-GAAP earnings (loss) per share	$0.31	$(0.14)

Number of diluted shares used in computation
GAAP	82,833	79,369
Non-GAAP	114,442	79,369

Computation of Diluted GAAP EPS:
Net loss	$(67,023)	$(35,403)

Net income (loss) for diluted EPS calculation	$(67,023)	$(35,403)

Weighted average shares outstanding – diluted	82,833	79,369

Diluted earnings (loss) per share	$(0.81)	$(0.45)

Computation of Diluted Non-GAAP EPS:
Non-GAAP net earnings (loss)	$34,208	$(11,231)
Less: net income (loss) allocated to participating securities	(1,541)	—
Add: interest expense, net of tax, on Convertible Notes	1,372	—

Net income (loss) for diluted earnings per share calculation	$34,039	$(11,231)

Weighted average shares outstanding – basic	82,833	79,369
Add: dilutive effect of common stock equivalents	31,609	—

Total weighted average shares outstanding – diluted	114,442	79,369
Less: weighted average participating shares outstanding	5,154

Weighted average common shares outstanding – diluted	109,288	79,369

Diluted earnings (loss) per share	$0.31	$(0.14)